                                                                     EXHIBIT 11
                  LILLIAN VERNON CORPORATION AND SUBSIDIARIES
        COMPUTATION OF LOSS PER SHARE ASSUMING PRIMARY AND FULL DILUTION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                SECOND QUARTER ENDED    SIX MONTHS ENDED
                                                --------------------- ---------------------
                                                AUGUST 23, AUGUST 24, AUGUST 23, AUGUST 24,
                                                   1997      1996        1997      1996
                                                 --------   -------    -------   --------
Net loss                                           ($383)   ($2,096)   ($2,728)   ($5,726)
                                                 -------    -------    -------    -------

Primary Shares:

          Average number of shares outstanding     9,599      9,727      9,605      9,672
          Assumed exercise of stock options          142          2         86         12
                                                 -------    -------    -------    -------
                                                   9,741      9,729      9,691      9,684
                                                 -------    -------    -------    -------


Loss Per Share Assuming Primary Dilution           ($.04)     ($.22)     ($.28)     ($.59)
                                                 -------    -------    -------    -------



Fully Diluted Shares:

          Average number of shares outstanding     9,599      9,727      9,605      9,672
          Assumed exercise of stock options          147          2        145         12
                                                 -------    -------    -------    -------
                                                   9,746      9,729      9,750      9,684
                                                 -------    -------    -------    -------


Loss  Per Share Assuming Full Dilution             ($.04)     ($.22)     ($.28)     ($.59)
                                                 -------    -------    -------    -------
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